                                      MANAGEMENT
                            CONSULTING SERVICES AGREEMENT



     This Management Consulting Services Agreement ("Agreement") is entered into by and between Enron Capital & Trade Resources Corp., a Delaware corporation ("Consultant"), and SpectraNet International, a California corporation (the "Company"). Consultant and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution of this Agreement, the Company, Consultant and Colorado Spectra 3, L.L.C. ("Spectra 3") have entered into certain definitive agreements, including that certain Common Stock Purchase Agreement, providing for (a) the investment by Consultant and Spectra 3 in the Company in the amount of $30 million cash and (b) the execution and delivery of this Agreement;

     WHEREAS the Company is engaged in the development, installation and operation of city-wide, broadband, fiber-optic telecommunication networks that are designed to replace local exchange carriers and provide voice, data, and video services to all end-users within such city, and desires to engage Consultant to render general management consulting services to the Company in connection with its business;

     WHEREAS, Consultant desires to accept such engagement upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company will, contemporaneously with the execution of this Agreement, enter into a management consulting services agreement with Corporate Managers, L.L.C. ("Corporate Managers"), a Colorado limited liability company and an affiliate of Spectra 3, containing terms substantially similar to the terms of this Agreement and by which Corporate Managers also will provide management consulting services to the Company as therein set forth;

     NOW, THEREFORE, in consideration of the premises, the investment by Consultant in the Company, and the mutual covenants and promises contained herein, and with the intention of being bound hereby, Consultant and the Company hereby agree as follows:

     1.   TERM.

     The performance of the Services (as hereinafter defined) by Consultant under this Agreement shall commence on January 1, 1998 and shall continue until January 1, 2001 unless earlier terminated by Consultant as provided herein (the "Term"). Consultant may terminate this Agreement at any time with or without cause by providing ten (10) days prior written notice to the Company. The provisions in Sections 3, 4, 5, 6 and 7 hereof shall survive any termination of this Agreement.

     2.   SERVICES.

     (a) In consideration of the compensation being paid to Consultant hereunder, Consultant shall (i) familiarize itself, to the extent necessary, with the business, operations, management, properties, financial condition, and prospects of the Company necessary to perform the services required by this Agreement; (ii) provide general management consulting and advisory services to the Company in connection with the performance of the Company's business; (iii) coordinate the foregoing services with the Board of Directors of the Company and Corporate Managers so as to promote the efficient delivery and use of such Services; and (iv) provide other consulting services as may from time to time be agreed by Consultant and the Board of Directors of the Company (the foregoing collectively, the "Services").

     (b) When requested by the Company, Consultant will consult with the officers and employees of the Company concerning matters relating to this engagement. Consultant agrees to provide such manpower and technical expertise to the performance of the Services as it deems reasonably necessary in order to perform the Services hereunder. The particular amount of time Consultant may spend in fulfilling its obligations under this Agreement may vary from day to day or week to week.

     (c) Consultant shall secure, at its sole cost and expense, any and all licenses, permits, and registrations necessary for performance of the Services. Consultant also shall control the means and methods of work necessary for performance of the Services.

     (d) The Company has advised Consultant that the Company also has engaged Corporate Managers to perform management consulting services for the Company. Consultant acknowledges and agrees that its engagement hereunder is not exclusive. The Company acknowledges and agrees that Consultant and its Representatives (as hereinafter defined) may provide management consulting, advisory or other services similar or identical to those to be provided by Consultant to the Company pursuant to this Agreement to other persons or entities at any time during the Term. The Company hereby agrees that nothing set forth in this Agreement, or in any other oral or written agreement to which the Company and Consultant are parties, shall prohibit or in any way affect the right of Consultant and its Representatives to provide any management consulting, advisory or other services whatsoever to any third party or for the benefit of any third party.

     (e) At all times during the term of this Agreement the Company shall retain ownership and control of, and operational responsibility with respect to, all of its properties and assets, both tangible and intangible. The Parties agree that the Services to be provided by Consultant to the Company hereunder will be strictly recommendations and of an advisory nature only, and that the Company may, in its sole discretion, reject or accept any such recommendations or advice.

     3.   PAYMENT AND REIMBURSEMENT TO CONSULTANT.

     (a) During each calendar year during the Term, the Company shall pay Consultant an annual consulting fee of Five Hundred Thousand Dollars ($500,000) in cash, which fee shall be paid in advance in equal quarterly installments of $125,000 on March 31st, June 30th, September 30th and December 31st of each year commencing March 31, 1998. All consulting fees payable by the Company to Consultant under this Agreement shall be prorated for any partial Term.

     (b) The Company shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in performance of the Services requested by the Company under this Agreement. On or before the thirtieth
(30th) day of each calendar month during the Term, Consultant shall submit to the

Company a monthly statement setting forth reimbursable expenses incurred during the prior calendar month. Consultant shall furnish to the Company with such statement all records, receipts or other evidence in substantiation of Consultant's reimbursable expense statement as may be requested by the Company. The Company shall reimburse Consultant in cash within thirty (30) days of the Company's receipt of such statement.

     4.   CONFIDENTIALITY AND PROPRIETARY INFORMATION.

     (a) In conjunction with the performance of this Agreement, Consultant and the Company may, from time to time, furnish the other Party or its Representatives (as defined below) with Confidential Information of the furnishing Party or its Representatives. Each Party agrees that it shall not disclose the other Party's Confidential Information without such other Party's prior written consent; PROVIDED, HOWEVER, a Party may disclose: (i) the other Party's Confidential Information to the receiving Party's directors, officers, employees, advisors, representatives, agents and affiliates, and their respective directors, officers, employees, advisors, representatives, agents and affiliates (collectively, "Representatives"), who need to know the Confidential Information for performance or coordination of the Services hereunder and who agree to maintain the confidentiality of such Confidential Information in accordance with the terms hereof; and (ii) any of the other Party's Confidential Information that: (A) becomes generally available to the public; (B) which a Party can demonstrate is already known to such Party or its Representatives at the time of disclosure by the furnishing Party or its Representatives; (C) is acquired from a third party whom such receiving Party does not reasonably believe is prohibited from making disclosure; (D) is independently developed by a Party or its Representatives without use of any of the Confidential Information; or (E) subject to Section 5 hereof, is required to be disclosed to comply with any applicable law, order, regulation or ruling (collectively, "Law").

     (b) A Party shall not use the other Party's Confidential Information other than for the purpose of providing or coordinating the Services under this Agreement. Each Party shall be responsible for any breach of this Agreement by it or any of its Representatives. Upon a Party's request, the other Party shall return all written Confidential Information of the requesting Party, except for that portion of such Confidential Information that may be found in analyses, compilations, studies or other documents prepared by, or for, the returning Party, and the returning Party and its Representatives shall not retain any copies of such written Confidential Information. The portion of written Confidential Information that may be found in analyses, compilations, studies or other documents prepared by, or for, the returning Party, and any written Confidential Information furnished by the requesting Party not so requested or returned, will be destroyed. Any oral Confidential Information furnished to a Party shall be kept confidential subject to the terms of this Agreement. Notwithstanding any provision in this Agreement to the contrary, neither Party shall be required to return, destroy or alter any of its computer archival and computer backup tapes and files ("Computer Tapes"), PROVIDED that such Computer Tapes shall be kept confidential in accordance with the terms of this Agreement. If requested by a Party, the other Party shall deliver a certificate duly executed by an authorized officer of such Party certifying as to the return or destruction of such Confidential Information. Notwithstanding the provisions of this Section 4(b), however, the receiving Party may retain in the possession of its legal counsel one copy of the analyses, compilations, studies or other documents prepared by or for the receiving Party solely to substantiate the Services rendered or coordinated under this Agreement.

     (c) The provisions of this Section 4 shall survive the termination of this Agreement. Money damages would not be sufficient remedy for any breach of this
Section 4 by a Party, and the non-breaching Party shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Section 4 by a Party, but shall be in addition to all remedies available at Law or in equity to such Party.

     5.   NOTICE PRECEDING COMPELLED DISCLOSURE.

     If a Party is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party contemplated by Section 4 hereof, such Party will promptly notify the other Party of such request or requirement so that the other Party may seek an appropriate protective order or waiver in compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, such Party is, in the opinion of its counsel, compelled to disclose any Confidential Information, such Party may disclose only such of the information to the person compelling disclosure as is required by Law, and will exercise reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     6.   RELIANCE BY CONSULTANT ON COMPANY SUPPLIED INFORMATION.

     The Company acknowledges and agrees that Consultant may rely on information and data supplied by or on behalf of the Company in the performance of the Services and, except for any breach by Consultant of the provisions of Section 4 hereof with respect to Confidential Information of the Company, neither Consultant nor any Representative of Consultant shall have any liability to the Company resulting from the use of any such information or data.

     7.   INDEMNIFICATION; LIMITATION OF LIABILITY.

     (a) The Company hereby agrees to indemnify, defend (at the request of Consultant) and hold harmless Consultant and its officers, directors, employees, representatives, agents and affiliates (collectively, the "Indemnified Parties") from and against any and all claims, demands, causes of actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) of any and every kind or nature whatsoever asserted against or incurred by any of the Indemnified Parties by reason of, arising out of, or in any way related to the properties and businesses of the Company and the performance of the Services hereunder, except to the extent caused by the gross negligence or willful misconduct of the Indemnified Parties, IT BEING THE INTENTION OF THE COMPANY TO INDEMNIFY THE INDEMNIFIED PARTIES FOR THEIR OWN ORDINARY NEGLIGENCE.

     (b) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES INCURRED BY EITHER PARTY IN CONNECTION WITH THE PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREUNDER, WHETHER ARISING UNDER CONTRACT, TORT, STATUTE OR OTHERWISE.

     8.   INDEPENDENT CONTRACTOR.

     (a) The Parties agree that the Services rendered by Consultant in the fulfillment of the terms and obligations of this Agreement shall be as an independent contractor and not as an employee. Further, Consultant is not an agent, partner, or joint venturer of the Company. Consultant shall not offer or agree to incur or assume any obligations or commitments in the name of the Company or for the Company without the prior written consent and authorization of the Company. Consultant shall not subcontract or assign any of the Services to be performed hereunder without obtaining the prior written consent of the Company.

     (b) Consultant shall be responsible for payment of all taxes, including Federal, State and local taxes, arising out of the Consultant's activities in accordance with this Agreement, including, but not limited to, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required.

     9.   NOTICES.

     Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such Party set forth below. Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

     IF TO CONSULTANT:   Enron Capital & Trade Resources Corp.
                         1400 Smith Street
                         Houston, Texas  77002
                         Attn:     Kevin Garland
                         Telecopy No.:  713/646-4043

     IF TO THE COMPANY:  SpectraNet International
                         9333 Genesee Avenue, Suite 200
                         San Diego, California  92121
                         Attn:     Chairman
                         Telecopy No.:  619/552-8006

     Any Party may, by notice so delivered, change its address for notice purposes hereunder.

     10.  WAIVER.

          Failure of either Party at any time to require performance by the other Party of any provision of this Agreement shall in no way affect the right of the other Party hereafter to enforce the same. Nor shall any waiver by a Party of any breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of this provision itself.

     11.  APPLICABLE LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

     12.  SEVERABILITY.

     It is the desire and intent of the Parties that the terms, provisions and covenants contained in this Agreement shall be enforceable to the fullest extent permitted by Law. If any such term, provision or covenant or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision or covenant shall be construed in a manner as to permit its enforceability under the applicable Law to the fullest extent permitted by Law. In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     13.  SUCCESSORS AND ASSIGNMENT.

     This Agreement shall not be assigned, in whole or in part, by either Party without the prior written consent of the other Party. Any assignment of this Agreement or the rights or obligations of a Party hereunder without such consent shall be null and void and of no force and effect.

     14.  OTHER AGREEMENTS / MODIFICATIONS.

     (a) This Agreement modifies and supersedes all other prior or contemporaneous agreements between the Parties regarding the performance of the Services and constitutes the entire agreement of the Parties regarding the performance of Services by Consultant to the Company.

     (b) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms and conditions hereof may be waived only by a written instrument executed by both Parties hereto or, in the case of a waiver, by the Party waiving compliance.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the 30th day of December, 1997.

                                   "CONSULTANT"

                                   ENRON CAPITAL & TRADE
                                   RESOURCES CORP.


                                   By:  /s/  Stephen R. Horn
                                        ---------------------------------------
                                   Name: Stephen R. Horn
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------


                                   "COMPANY"

                                   SPECTRANET INTERNATIONAL


                                   By:  /s/  Renney E. Senn
                                        --------------------------------------
                                   Name: Renney E. Senn
                                         -------------------------------------
                                   Title: CEO
                                          ------------------------------------